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                                  Exhibit 21.1


                      PACIFIC CENTURY FINANCIAL CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

     The required information with respect to subsidiaries of Pacific Century Financial Corporation at December 31, 2001 is provided below. All domestic subsidiaries are wholly owned. Each entity is consolidated with its immediate parent company except as noted.

PACIFIC CENTURY FINANCIAL CORPORATION  (Parent)
Bank Holding Company

Subsidiaries:

     FIRST SAVINGS & LOAN ASSOCIATION OF AMERICA, F.S.A. (Guam)
          Federally Chartered

     PACIFIC CENTURY SMALL BUSINESS INVESTMENT COMPANY, INC.
          Hawaii

     BANCORP HAWAII CAPITAL TRUST I
          Delaware

     BANK OF HAWAII

     Subsidiaries:

          Bank of Hawaii International, Inc. - (Foreign Holding
               Company)
               Hawaii

          Subsidiaries/Affiliates:

                    National Bank of Solomon Islands (51%)*
                    Solomon Islands

          Pacific Century Investment Services, Inc.
               Hawaii

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      Pacific Century Insurance Services, Inc.
           Hawaii

      RGA Corp.
           Hawaii

      Pacific Century Advisory Services, Inc. - (Advisory
      Services)
           Hawaii

      Pacific Century Leasing, Inc. (Parent) - (Leasing)
           Hawaii

      Subsidiaries:

           BNE Airfleets Corporation
                Barbados

           Pacific Century Leasing International, Inc.
                Delaware
           Coach Finance Company, LLC
                Delaware

      Pacific Century Life Insurance Corporation
           Arizona

      Triad Insurance Agency, Inc.
           Hawaii

      Bank of Hawaii Insurance Services, Inc.
           Hawaii



* Accounted for under the equity method